Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT for independent contractor consulting services (“Consulting Agreement”) is made and entered into as of                         , by and between Alaska Airlines, Inc. (the “Company”), a corporation, and Kevin Finan (the “Contractor”), an individual.

IT IS AGREED:

1. Independent Contractor Relationship. In accordance with the mutual intentions of the Company and the Contractor, this Consulting Agreement establishes between them an independent contractor relationship, and all of the terms and conditions of this Consulting Agreement shall be interpreted in light of that relationship. There is no intention to create by this Consulting Agreement an employer-employee relationship or for Contractor to participate in any benefits offered to active employees of the Company.

2. Term. The Contractor shall provide services from January 2, 2008 through January 1, 2009; provided, however, that the Contractor shall not be obligated to perform should Contractor become physically or mentally disabled from doing so.

3. Amount of Service. It is understood by the parties that the Company does not have the exclusive right to the Contractor’s services. It is understood and agreed, however, that the Company has the right (although it has no obligation) to use and the Contractor shall provide services for up to 30 days during the term specified in Section 2 to be rendered at mutually agreeable times and places and so as not to interfere unreasonably with other consulting or employment of the Contractor. The Contractor warrants and represents that there is no conflict of interest in the Contractor’s other contracts for services or other employment, if any, with the services to be provided pursuant to this Consulting Agreement and that the Contractor will ensure that no such conflict arises during the term of this Consulting Agreement (which includes but is in no way limited to use of another’s confidential and proprietary information).

4. Conflict of Interest Prohibited. It is also understood that, during the term of this Consulting Agreement, the Contractor may not consult, work or serve in any capacity for (1) another person or entity which intends to operate or does operate in any business in competition with the Company or (2) any past, current or future customer of the Company. The Contractor further acknowledges that he will comply with the terms of Sections 10, 11, 12 and 13 of the Employment, Retirement and Non-compete Agreement entered into between Consultant and the Company on or about the date hereof (the “Retirement Agreement”).

5. Type of Service. The Company will purchase from the Contractor, and the Contractor will sell to the Company, any services reasonably requested by the Company,

including services related to the transition of his former duties as an employee of the Company. William S. Ayer (or his successor) is the only person authorized to request the Contractor’s services.

6. Payment. During the term of this Consulting Agreement, the Company shall pay to the Contractor for his services (and will so pay even if it chooses not to exercise its right to use his services) a fee of $276,000 payable as follows: $69,000 on April 1, 2008; $69,000 on July 1, 2008; $69,000 on October 1, 2008; and $69,000 on January 1, 2009. In addition, Contractor shall be entitled to unlimited, positive space travel on Alaska Airlines for his personal and business travel during the term of this agreement. Contractor shall be responsible for all taxes incurred as a result of such travel. This payment herein provided shall constitute full payment for the Contractor’s services to the Company during the term of this Consulting Agreement, and the Contractor shall not receive any additional benefits or compensation for consulting services, except that the Company will reimburse the Contractor for reasonable and customary expenses incurred at the Company’s request in connection with such consulting. All such costs and expenses shall be itemized by statement and each statement shall be accompanied by substantiating bills or vouchers. Air travel will be first class when available.

7. Contractor Responsible for its Agents and Employees. The Contractor shall select and shall have full and complete control of and responsibility for all agents, employees and subcontractors, if any, employed or used by the Contractor and for the conduct of the Contractor’s independent business and none of said agents, employees or subcontractors shall be, or shall be deemed to be, the agent, employee or subcontractor of the Company for any purpose whatsoever, and the Company shall have no duty, liability or responsibility, of any kind, to or for the acts or omissions of Contractor or such agents, employees or subcontractors, or any of them. Contractor agrees to defend, indemnify and hold the Company harmless from and with respect to any and all claims of any kind based on any act or omission of the Contractor or Contractor’s agents, employees or subcontractors.

8. Contractor Responsible for Taxes and Indemnification. Without limiting any of the foregoing, the Contractor agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or pensions or annuities or social security payments which are measured by the wages, salaries or other remuneration paid to the Contractor or the employees of the Contractor, if any, and to reimburse and indemnify the Company for such taxes or contributions or penalties which the Company may be compelled to pay. The Contractor also agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

9. Means and Methods. The Contractor agrees to furnish personal services as provided herein as an independent contractor using the Contractor’s own means and methods.

10. Contractor Work Product Owned by Company. All writings, plans and other information developed under this Consulting Agreement, of whatever type relating to the work performed under this Consulting Agreement, shall be the exclusive property of the Company.

11. Confidentiality. The Contractor agrees that all data and information about the Company’s business, plans, finances, plants, equipment, processes and methods of operation disclosed to, acquired by or developed by the Contractor during performance of the work hereunder is and shall remain the exclusive property of the Company. Except for such information and data as can be proven by the Contractor to be in or to have entered the public domain through no fault of the Contractor or to have been in the Contractor’s possession prior to disclosure to the Contractor by the Company and/or the performance of Contractor’s services hereunder, Contractor shall during the term of the Consulting Agreement and thereafter in perpetuity maintain as confidential and not disclose to third parties or otherwise use, and will enjoin the Contractor’s employees, agents or subcontractors (as applicable) from using, such information except as duly authorized in the conduct of the Company’s business or as otherwise authorized in advance in writing. The Contractor agrees that such data and information shall be used by the Contractor solely for the purpose of performing services for the Company and not for the benefit of any other person or entity whatsoever.

12. Termination by Death. This Consulting Agreement shall automatically terminate upon the Contractor’s death. In such event, the Company shall be obligated to pay the Contractor’s estate or beneficiaries only the accrued but unpaid fees and expenses due as of the date of death.

13. No Assignments by Contractor. The Contractor shall not assign or transfer any rights under this Consulting Agreement without the Company’s prior written consent, and any attempt of assignment or transfer without such consent shall be void.

14. Washington Law Governs. This Consulting Agreement shall be deemed to have been executed and delivered within the State of Washington, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington without regard to principles of conflict of laws.

15. Severability. If any provision of this Consulting Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Consulting Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Consulting Agreement are declared to be severable.

16. Waiver of Breach. No waiver of any breach of any term or provision of this Consulting Agreement shall be construed to be, or shall be, a waiver of any other breach of this Consulting Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

17. Notice. All notices given hereunder shall be given in writing, shall specifically refer to this Consulting Agreement, and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof.

If to Executive:	Kevin Finan
6416 – 163rd Place SE Bellevue, Washington 98006

If to Alaska:	Alaska Airlines, Inc.
Attn: Chief Executive Officer
19300 Pacific Highway South Seattle, WA 98188
Fax: (206) 431-3819

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

18. Compliance with Law. The Contractor shall comply with any and all applicable laws and regulations including but not limited to health, safety and security rules and regulations which are now in effect or which may become applicable.

19. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Consulting Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to final and binding arbitration, to be held in King County, Washington. The arbitrator shall be selected by mutual agreement of the parties; if none, then by striking from a panel of seven arbitrators provided by the American Arbitration Association. By entering into this agreement to arbitrate, the parties voluntarily waive any right to have covered disputes decided by a court of law and/or jury. In the event either party institutes arbitration under this Consulting Agreement, the party prevailing in any such arbitration shall be entitled, in addition to all other relief, to reasonable attorneys’ fees relating to such arbitration. The nonprevailing party shall be responsible for all costs of the arbitration, including but not limited to, the arbitration fees, court reporter fees, etc.

20. Entire Agreement. This instrument and the Retirement Agreement c constitutes and contains the entire agreement and final understanding between the parties covering the services provided by the Contractor. They are intended by the parties as a complete and exclusive statement of the terms of their agreement. They supercede all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning services provided by the Contractor. Any representation, promise or agreement not specifically included in this Consulting Agreement or the Retirement Agreement shall not be binding upon or enforceable against either party. This Consulting Agreement (together with the Retirement Agreement) is a fully integrated document. This Consulting Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein or in the Retirement Agreement and this Consulting Agreement has not been executed in reliance upon any representations or promises except those contained herein.

21. Headings Not Controlling. Headings are used only for ease of reference and are not controlling.

EXECUTED this              day of                          2007, at                          County, Washington.

/s/ Kevin Finan
Kevin Finan

EXECUTED this              day of                          2007, at                          County, Washington.

ALASKA AIRLINES, INC.

By	,
Its

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